Exhibit 99.1

HCI Group Reports Fourth Quarter and Full Year 2022 Results

Florida Passes Historic Tort Reforms

Fourth Quarter Gross Loss Ratio Declined to 39.4%

Tampa, Fla. – March 9, 2023 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported net income of $2.7 million, or $0.18 diluted earnings per share in the fourth quarter of 2022, compared with net income of $1.4 million, or $0.01 diluted earnings per share, in the fourth quarter of 2021.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the fourth quarter of 2022 was $1.6 million, or $0.06 diluted earnings per share, compared with adjusted net loss of $0.1 million, or $0.14 loss per share, in the fourth quarter of 2021. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“We were pleased to see further improvement in our underlying profitability this quarter,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “The bills passed by the Florida Legislature in 2022 squarely address the rising cost of litigation and social inflation in the Florida homeowners industry. We believe these reforms will support a healthier market for private insurance in Florida in the years to come.”

Fourth Quarter 2022 Commentary

Consolidated gross premiums earned of $183.0 million increased 16.6% from $156.9 million in the fourth quarter of 2021, reflecting higher average premium per policy.

Premiums ceded for reinsurance of $77.0 million increased from $54.6 million in the fourth quarter of 2021. Ceded premiums represented 42.1% and 34.8% of gross premiums earned in the fourth quarters of 2022 and 2021, respectively.

Net investment income of $7.4 million increased from $2.6 million in the fourth quarter of 2021 as the company repositioned the investment portfolio to take advantage of higher interest rates.

Losses and loss adjustment expenses of $72.1 million increased from $63.2 million in the same period of 2021. Losses and loss adjustment expenses as a percent of gross premiums earned declined to 39.4% from 40.3% in the fourth quarter of 2021.

Policy acquisition and other underwriting expenses of $24.0 million decreased from $24.2 million in the same quarter of 2021 and declined from 15.4% of gross premiums earned to 13.1%, reflecting a higher mix of renewal policies, lower commissions, and lower policy acquisition costs related to United Property and Casualty Insurance Company (UPC) policies.

General and administrative personnel expenses of $11.3 million decreased from $13.7 million for the fourth quarter of 2021 due primarily to a reduction in stock-based compensation and a decrease in employee and executive bonuses.

Full Year 2022 Results

For the year ended December 31, 2022, the company reported a net loss of $54.6 million, or $6.24 loss per share, compared with net income of $7.2 million, or $0.21 diluted earnings per share, for the year ended December 31, 2021.

Adjusted net loss (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the twelve-month period was $47.5 million, or $5.48 loss per share compared with adjusted net income of $6.2 million, or $0.10 diluted earnings per share, in the same period of 2021. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums earned of $724.7 million increased 25.6% from $577.0 million in the year ended December 31, 2021, reflecting higher average premium per policy.

Premiums ceded for reinsurance of $261.1 million increased from $199.7 million in the twelve months of 2021. The increase over last year also included an adjustment to reduce benefits under a multi-year reinsurance contract with retrospective provisions as a result of Hurricane Ian. Ceded premiums increased as a percentage of gross premiums earned from 34.6% to 36.0% in the twelve months of 2022.

Net investment income of $32.4 million increased from $12.3 million in the year ended December 31, 2021 as the company repositioned the investment portfolio to take advantage of higher interest rates. The increase also included a gain of $13.4 million on the sale of a portion of one of the properties in the Greenleaf portfolio.

Net realized and unrealized investment losses were $8.3 million compared with net realized and unrealized investment gains of $7.8 million in the year ended December 31, 2021. The decrease was due to an overall decline in the market for equity securities compared with the year ended December 31, 2021.

Losses and loss adjustment expenses of $371.5 million increased from $227.5 million in the year ended December 31, 2021. The increase in losses and loss adjustment expenses was due to Hurricane Ian, growth at TypTap, and policies assumed or renewed from UPC.

Policy acquisition and other underwriting expenses of $105.0 million increased from $93.7 million in the year ended December 31, 2021 but declined from 16.2% of gross premiums earned to 14.5%, reflecting a higher mix of renewal policies, lower commissions, and lower policy acquisition costs related to UPC policies.

General and administrative personnel expenses of $56.5 million increased from $45.4 million in the year ended December 31, 2021 due primarily to an increase in personnel related expenses and benefits.

Conference Call

HCI Group will hold a conference call later today, March 9, 2023, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (877) 545-0523

Listen-only international number: (973) 528-0016

Entry Code: 228446

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through March 9, 2024.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 47646

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Simon Rosenberg

Investor Relations

HCI Group, Inc.

Tel (813) 405-5261

srosenberg@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	FY 2022	Q4 2022	Q3 2022	Q2 2022	Q1 2022	FY 2021
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$377,860	$54,180	$119,400	$113,139	$91,141	$426,910
TypTap Insurance Company	348,159	117,212	71,781	73,013	86,153	247,479
Total Gross Written Premiums	726,019	171,392	191,181	186,152	177,294	674,389

Gross Premiums Earned:
Homeowners Choice	426,502	95,533	98,985	113,681	118,303	401,137
TypTap Insurance Company	298,214	87,421	82,728	67,443	60,622	175,907
Total Gross Premiums Earned	724,716	182,954	181,713	181,124	178,925	577,044

Gross Premiums Earned Loss Ratio	51.3%	39.4%	76.9%	47.9%	40.6%	39.4%

Per Share Metrics
GAAP Diluted EPS	$(6.24)	$0.18	$(5.66)	$(1.04)	$0.09	$0.21
Non-GAAP Adjusted Diluted EPS	$(5.48)	$0.06	$(5.62)	$(0.71)	$0.34	$0.10

Dividends per share	$1.60	$0.40	$0.40	$0.40	$0.40	$1.60

Book value per share at the end of period	$18.91	$18.91	$19.52	$26.39	$31.66	$31.92

Shares outstanding at the end of period	8,598,682	8,598,682	8,926,845	9,047,972	10,125,927	10,131,399

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	December 31, 2022	December 31, 2021
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $494,197 and $41,953, respectively and allowance for credit losses: $0 and $0, respectively)	$483,901	$42,583
Equity securities, at fair value (cost: $36,272 and $46,276, respectively)	34,583	51,740
Limited partnership investments	25,702	28,133
Investment in unconsolidated joint venture, at equity	18	363
Real estate investments	71,388	73,896
Total investments	615,592	196,715

Cash and cash equivalents	234,863	628,943
Restricted cash	2,900	2,400
Accrued interest and dividends receivable	1,952	353
Income taxes receivable	2,807	4,084
Premiums receivable, net (allowance: $5,362 and $1,750, respectively)	34,998	68,157
Prepaid reinsurance premiums	66,627	26,355
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	71,594	11,985
Unpaid losses and loss adjustment expenses (allowance: $454 and $90, respectively)	616,765	64,665
Deferred policy acquisition costs	45,522	57,695
Property and equipment, net	17,910	14,232
Right-of-use-assets - operating leases	777	2,204
Intangible assets, net	10,578	10,636
Funds withheld for assumed business	48,772	73,716
Other assets	31,671	14,717

Total assets	$1,803,328	$1,176,857

Liabilities and Equity
Losses and loss adjustment expenses	$863,765	$237,165
Unearned premiums	368,047	366,744
Advance premiums	18,587	13,771
Reinsurance payable on paid losses and loss adjustment expenses	8,606	4,017
Ceded reinsurance premiums payable	17,646	19,318
Accrued expenses	14,534	15,453
Reinsurance recovered in advance on unpaid losses	19,863	—
Deferred income taxes, net	1,704	11,739
Revolving credit facility	—	15,000
Long-term debt	211,687	45,504
Lease liabilities - operating leases	721	2,203
Other liabilities	23,361	31,485

Total liabilities	1,548,521	762,399

Commitments and contingencies
Redeemable noncontrolling interest	93,553	89,955

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 8,598,682 and 10,131,399 shares issued and outstanding in 2022 and 2021, respectively)	—	—
Additional paid-in capital	—	76,077
Retained income	172,482	246,790
Accumulated other comprehensive (loss) income, net of taxes	(9,886)	498
Total stockholders' equity	162,596	323,365
Noncontrolling interests	(1,342)	1,138
Total equity	161,254	324,503

Total liabilities, redeemable noncontrolling interest, and equity	$1,803,328	$1,176,857

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,

	2022	2021	2022	2021
	(Unaudited)	(Unaudited)
Revenue

Gross premiums earned	$182,954	$156,853	$724,716	$577,044
Premiums ceded	(77,036)	(54,629)	(261,144)	(199,741)

Net premiums earned	105,918	102,224	463,572	377,303

Net investment income	7,365	2,586	32,447	12,335
Net realized investment gains (losses)	17	1,520	(1,187)	6,472
Net unrealized investment gains (losses)	1,004	2,012	(7,153)	1,363
Policy fee income	1,099	1,033	4,279	3,995
Gain from remeasurement of contingent liabilities	3,117	—	3,117	—
Other	1,423	2,945	4,488	6,447

Total revenue	119,943	112,320	499,563	407,915

Expenses

Losses and loss adjustment expenses	72,135	63,193	371,463	227,525
Policy acquisition and other underwriting expenses	24,028	24,158	104,977	93,732
General and administrative personnel expenses	11,328	13,695	56,511	45,428
Interest expense	2,839	657	7,768	6,400
Impairment loss	2,284	—	2,284	—
Debt conversion expense	—	481	—	1,754
Other operating expenses	4,586	7,598	24,978	21,843

Total expenses	117,200	109,782	567,981	396,682

Income (loss) before income taxes	2,743	2,538	(68,418)	11,233

Income tax expense (benefit)	92	1,103	(13,815)	3,991

Net income (loss)	$2,651	$1,435	$(54,603)	$7,242
Net income attributable to redeemable noncontrolling interest	(2,305)	(2,224)	(9,106)	(7,399)
Net loss attributable to noncontrolling interests	1,180	817	5,198	2,013

Net income (loss) after noncontrolling interests	$1,526	$28	$(58,511)	$1,856

Basic earnings (loss) per share	$0.18	$0.01	$(6.24)	$0.23

Diluted earnings (loss) per share	$0.18	$0.01	$(6.24)	$0.21

Dividends per share	$0.40	$0.40	$1.60	$1.60

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings (loss) per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Year Ended
GAAP	December 31, 2022			December 31, 2022
	Income	Shares (a)	Per Share	Loss	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income (loss)	$2,651			$(54,603)
Less: Net income attributable to redeemable noncontrolling interest	(2,305)			(9,106)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	1,182			5,198
Net income (loss) attributable to HCI	1,528			(58,511)
Less: Income (loss) attributable to participating securities	(42)			3,463
Basic Earnings (Loss) Per Share:
Income (loss) allocated to common stockholders	1,486	8,356	$0.18	(55,048)	8,817	$(6.24)

Effect of Dilutive Securities:*
Stock options	—	—		—	—
Convertible senior notes	—	—		—	—
Warrants	—	—		—	—

Diluted Earnings (Loss) Per Share:
Income (loss) available to common stockholders and assumed conversions	$1,486	8,356	$0.18	$(55,048)	8,817	$(6.24)

(a) Shares in thousands.
* Convertible senior notes, stock options, and warrants were excluded due to antidilutive effect.

Non-GAAP Financial Measures

Adjusted net income (loss) is a Non-GAAP financial measure that removes from net income (loss) of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income (loss) to Non-GAAP Adjusted net income (loss) and GAAP diluted earnings (loss) per share to Non-GAAP Adjusted diluted earnings (loss) per share is provided below.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net (Loss) Income

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
GAAP Net income (loss)	$2,651		$(54,603)
Net unrealized investment (gains) losses	$(1,004)	$7,153
Less: Tax effect at 0%*	$-	$-
Net adjustment to Net income (loss)	$(1,004)		$7,153
Non-GAAP Adjusted Net income (loss)	$1,647		$(47,450)

*A valuation allowance was established as of December 31, 2022 on the deferred tax assets related to the 2022 pre-tax loss due to the impacts of Hurricane Ian. Consequently, there is no tax effect for net unrealized gains or losses.

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings (loss) per common share calculated with the Non-GAAP financial measure Adjusted net income (loss) is presented below.

	Three Months Ended			Year Ended
Non-GAAP	December 31, 2022			December 31, 2022
	Income	Shares (a)	Per Share	Loss	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (loss) (non-GAAP)	$1,647			$(47,450)
Less: Net income attributable to redeemable noncontrolling interest	(2,305)			(9,106)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	1,190			5,156
Net income (loss) attributable to HCI	532			(51,400)
Less: (Income) loss attributable to participating securities	(1)			3,046

Basic Earnings (Loss) Per Share before unrealized gains/losses on equity securities:
Income (loss) allocated to common stockholders	531	8,356	$0.06	(48,354)	8,817	$(5.48)

Effect of Dilutive Securities:*
Stock options	—	—		—	—
Convertible senior notes	—	—		—	—
Warrants	—	—		—	—

Diluted Earnings (Loss) Per Share before unrealized gains/losses on equity securities:
Income (loss) available to common stockholders and assumed conversions	$531	$8,356	$0.06	$(48,354)	$8,817	$(5.48)

(a) Shares in thousands.
* Convertible senior notes, stock options, and warrants were excluded due to antidilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
GAAP diluted Earnings (Loss) Per Share	$0.18		$(6.24)
Net unrealized investment (gains) losses	$(0.12)	$0.76
Less: Tax effect at 0%*	$-	$-
Net adjustment to GAAP diluted EPS	$(0.12)		$0.76
Non-GAAP Adjusted diluted EPS	$0.06		$(5.48)

*A valuation allowance was established as of December 31, 2022 on the deferred tax assets related to the 2022 pre-tax loss due to the impacts of Hurricane Ian. Consequently, there is no tax effect for net unrealized losses.